EXHIBIT A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned acknowledges and agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it or him contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it or he knows or has reason to believe that such information is inaccurate.

Dated:  September 23, 2004

SAMGRAY, L.P.

By: Latzim Family LLC (General Partner)

By:/s/ Andrew R. Milstein
Andrew R. Milstein, Member

LATZIM FAMILY LLC

By:/s/ Andrew R. Milstein
Andrew R. Milstein, Member

/s/ Andrew R. Milstein
ANDREW R. MILSTEIN

/s/ Stephen E. Milstein
STEPHEN E. MILSTEIN

LAZER MILSTEIN

By:/s/ Brian T. Flynn
Attorney-in-Fact pursuant to power of attorney filed previously

TRUST ESTABLISHED UNDER
ARTICLE SIXTH OF THE LAST
WILL AND TESTAMENT OF
HENRIETTA MILSTEIN

By: /s/ Carol Milstein
CAROL MILSTEIN, Trustee

/s/ Carol Milstein
CAROL MILSTEIN

/s/ Monroe G. Milstein
MONROE G. MILSTEIN